SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2009

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42, rue Saint-Dominique, Paris, France 75007

5599 San Felipe, 17th Floor, Houston, Texas 77056

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The First-Quarter 2009 Press Release furnished as Exhibit 99.1 hereto and the Supplemental Information regarding First-Quarter 2009 Results furnished as Exhibit 99.2 hereto, were posted on the Schlumberger internet web site (www.slb.com/ir) on April 24, 2009.

In addition to financial results determined in accordance with generally accepted accounting principles (GAAP) that are included in the attached First-Quarter 2009 Press Release and Supplemental Information, these documents also include the following non-GAAP financial measures (as defined under Regulation G of the Securities Exchange Act of 1934):

•

Net Debt: Net debt represents gross debt less cash, short-term investments and fixed income investments, held to maturity. Management believes that net debt provides useful information regarding the level of Schlumberger’s indebtedness by reflecting cash and investments that could be used to repay debt.

•

Income from continuing operations attributable to Schlumberger, before charges and credits: Management believes that the exclusion of charges and credits enables it to evaluate more effectively Schlumberger’s operations period over period and to identify operating trends that could otherwise be masked by the excluded items.

The foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, total debt, cash flows or other measures of financial performance prepared in accordance with GAAP as more fully discussed in Schlumberger’s financial statements and filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed below are furnished pursuant to Item 9.01 of this Form 8-K.

99.1	First-Quarter 2009 Press Release dated April 24, 2009.

99.2	Supplemental Information regarding First-Quarter 2009 Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Howard Guild
Howard Guild
Chief Accounting Officer

Date: April 24, 2009